Exhibit 32.1

Park City Group, Inc. & Subsidiaries
Certification Pursuant To
18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Park City Group, Inc. (the “Company”) on Form 10-K for the year ending June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall K. Fields, Principal Executive Officer of the Company and I, Todd Mitchell, Principal Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:    September 13, 2017

/s/ Randall K. Fields
Principal Executive Officer, CEO

Dated:    September 13, 2017

/s/ Todd Mitchell
Principal Financial Officer, CFO